CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-275600 on Form S-8 of our report dated March 20, 2025, relating to the financial statements of Shimmick Corporation appearing in this Annual Report on Form 10-K for the fiscal year ended January 3, 2025.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

March 20, 2025